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                                                                     EXHIBIT 5.1


                        [FOLEY & LARDNER LETTERHEAD]

                                        December 9, 1997


Merge Technologies Incorporated
1126 South 70th Street
Suite S107B
Milwaukee, WI  53214-3151

Ladies and Gentlemen:

                We have acted as counsel for Merge Technologies Incorporated, a Wisconsin corporation (the "Company"), with respect to the preparation of a Registration Statement on Form SB-2 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,900,000 shares of the Company's common stock, $.01 par value ("Common Stock"), together with up to 285,000 additional shares of Common Stock being registered to cover the over-allotment option granted by the Company to the underwriters.

                In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Restated Articles of Incorporation and Amended and Restated By-laws of the Company; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of certain of the securities covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                Based on the foregoing, we are of the opinion that:

                1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

                2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when the price thereof has been determined by action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, except with respect to debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.



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Merge Technologies Incorporated
December 9, 1997
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                We consent to the use of this opinion as an exhibit to the
Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                    Very truly yours,

                                /s/ Foley & Lardner

                                    FOLEY & LARDNER